Exhibit 99.1

LABSTYLE INNOVATIONS ANNOUNCES INTERNAL MANAGEMENT CHANGES

IN ANTICIPATION OF COMMERCIAL LAUNCH OF DARIO

Moves underscore evolution from R&D to commercial-stage enterprise

European approval of Dario blood glucose monitoring system expected in the near future

Company to explore up-listing to national exchange in 2013

RAMAT GAN, Israel (August 12, 2013) – LabStyle Innovations Corp. (OTCQB: DRIO), developer of the Dario™ smartphone-based glucose monitor and diabetes data-management system, announces that its board of directors has implemented management changes to prepare the company for the commercialization of Dario following the anticipated European approval of the product in the near future.

The new management structure includes the following:

•	Dr. Oren Fuerst, LabStyle’s Chairman and Chief Executive Officer, will assume the new position of Executive Chairman. In this capacity, Dr. Fuerst will continue to act as LabStyle’s liaison to the investment community and will advise and consult with LabStyle’s senior management on the company’s intellectual property and general business strategies.

•	Erez Raphael, LabStyle’s Vice President of Research and Development, has been named President and Chief Executive Officer and will be responsible for the overall management of LabStyle, including setting and overseeing strategic goals and budgets of the company and its various departments.

•	Shilo Ben Zeev, a co-founder of LabStyle and most recently its President and Chief Operating Officer, is leaving the company to pursue other business interests but is anticipated to remain a strategic consultant to LabStyle over the coming months.

Mr. Raphael, age 40, is a seasoned leader who brings more than 17 years of industry experience to his new role at LabStyle including product delivery, technology and business development. As LabStyle’s Vice President of Research and Development, Mr. Raphael has been instrumental in the development of Dario and is intimately familiar with the various aspects of the Dario project, including software, hardware, manufacturing and distribution. Prior to joining LabStyle in 2012, Mr. Raphael held a leadership position at Nokia Siemens Networks, and prior to that held senior positions at Amdocs Limited (NYSE: DOX), including a complex software development transformation that streamlined a change in the management of more than 1,500 employees worldwide.

“This is a very exciting time at LabStyle and an appropriate time for transition,” said Dr. Fuerst. “Since LabStyle was founded two years ago, we have evolved from a private startup research and development company with two employees to a public company with an experienced team of more than 20 professionals with European regulatory approval and initial commercial launch of our revolutionary product Dario expected in 2013. As is typical in companies that move from startup mode to a new phase of their corporate life, we are making changes intended to help ensure our long-term success. Accompanying these developments, we are also exploring a potential up-listing of the trading of our public stock later this year to a national U.S. securities exchange.”

“As we look to the future, we must also express thanks and praise to Shilo Ben Zeev and the entire LabStyle team for their amazing work to get us to where we are today,” continued Dr. Fuerst. “On behalf of our board of directors, we acknowledge and thank Shilo for his outstanding contributions to LabStyle. We look forward to continuing our work with him as a strategic consultant to the company.”

Commenting on his new role, Mr. Raphael stated, “I am deeply honored to be part of this special company, and even more so to be entrusted by the board of directors with these new responsibilities. Dario is a truly amazing product that has the potential to benefit diabetics around the world in monitoring their blood glucose levels and managing their disease. We believe that all of the pieces are in place for us to achieve CE Mark approval in the near term and to finalize our initial commercial launch strategy for Dario in Europe in 2013. Following CE Mark approval, we will ramp up our efforts to achieve U.S. FDA clearance for marketing Dario as we continue to refine and improve our product based on initial customer feedback.”

“In addition, as previously announced, we have secured initial distribution partnerships in Europe to accompany our online marketing strategy, are working closely with our manufacturing partners and are developing a strong intellectual property portfolio to protect not only the interface between our blood glucose monitor and the smartphone, but also the novel design and functional elements of Dario,” continued Mr. Raphael. “Our plan now is to put in place the human and operational systems needed to fully capitalize on all of our achievements to date, and I am looking forward to continuing my work with the board of directors and the excellent team at LabStyle.”

About LabStyle Innovations

LabStyle Innovations Corp. (OTCQB: DRIO) is developing and commercializing a patent-pending technology that seeks to bring rapid diagnostic capabilities to consumers in a distinctive and easy-to-use way through the use of smartphones such as iPhones, Androids and other mobile devices.  LabStyle’s initial product is Dario™, an integrated medical device and software system addressing the market for diabetic self monitoring of blood glucose (SMBG), a market which is estimated to exceed $10 billion worldwide.  Dario is a comprehensive, patent-pending system that combines an all-in-one medical device consisting of an integrated lancet (to obtain a blood sample), a device-specific disposable test strip cartridge and a smartphone-driven glucose reader adaptor, together with a smartphone app and cloud-based data services. LabStyle is pursuing patent applications in multiple jurisdictions covering the specific processes related to blood glucose level measurement as well as more general methods of rapid tests of body fluids using mobile devices and cloud-based services.  For more information, please visit www.mydario.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of LabStyle Innovations Corp. (the Company) related thereto contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the results of the Company’s management restructuring discussed herein, as well the timing for a results of regulatory review of Dario and the Company’s commercial plans for Dario) may differ significantly from those set forth in the forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

LHA

Bruce Voss

310-691-7100

bvoss@lhai.com

LabStyle Innovations Corp.

Dr. Oren Fuerst, Executive Chairman

oren@mydario.com

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